CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (#333-11087) of our report dated December 23, 1997, which appears on page F-2 of the Sundance Homes, Inc. Form 10-K for the year ended September 30, 1997.



/S/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
CHICAGO, IL
DECEMBER 23, 1997
SUNDANCE HOMES, INC.